Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-quarter Financial Results

Foodservice gains led by sales and earnings growth, innovative products, replacement demand, and integration synergies;

Solid execution within Crane segment drives margin improvement

MANITOWOC, Wis. — July 27, 2010 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $876.5 million for the second quarter of 2010, down 12.4 percent from $1.0 billion in the second quarter of 2009. The sales decrease was due primarily to a 31 percent decline in Crane segment sales, partially offset by an 11 percent increase in Foodservice segment sales.

On a GAAP basis, the company reported earnings of $14.1 million, or $0.11 per diluted share, for the quarter versus a net loss of $12.3 million, or $0.09 per share, in the second quarter of 2009. Both periods included special items. Excluding special items, the adjusted earnings from continuing operations were $15.7 million, or $0.12 per share, for the second quarter of 2010, versus adjusted earnings of $29.9 million, or $0.23 per share, in the second quarter of 2009. A reconciliation of GAAP net earnings to net earnings before special items is provided later in this press release.

“Despite the prolonged challenges presented by the state of the global economy, we main-tained our focus on executing against our goals during the second quarter of 2010. As a result, we were able to deliver results consistent with our expectations,” said Glen E. Tellock, Mani-towoc’s chairman and chief executive officer. “Emerging markets continue to be encouraging for both of our businesses. While some recent positive indicators suggest a stabilization in certain mature markets, we remain guarded as we move into the second half of 2010. At the same time, we continue to drive the operational efficiencies, process improvements, and cost reduction initiatives we implemented last year, which should provide enhanced profitability as demand strengthens across our business.”

“Balance sheet improvements continue to be a key area of focus for our management team, and prudently managing our cash flow remains a top priority. Achieving our near- and long-term debt reduction goals will continue to be a key component of our strategy.”

Foodservice Segment Results
Second-quarter 2010 net sales in the Foodservice segment were $424.9 million versus $382.5 million in the second quarter of 2009. Second-quarter 2010 results were driven by a continued focus on innovation, the introduction of new products, and strengthening demand in certain end markets and geographies.

Foodservice operating earnings for the second quarter of 2010 were $56.9 million, versus $46.4 million in the second quarter of 2009. This resulted in Foodservice segment operating margins of 13.4 percent for the second quarter of 2010, up from 12.1 percent in the same period in 2009. The year-over-year margin improvement was primarily due to a favorable product mix and ongoing integration synergies.

“Our strong position in the Foodservice segment continues to grow as our innovative and broad product line makes us an important element of our customers’ success. In the second quarter, we experienced increasing demand in both North America and across our emerging markets, along with cost savings from our successful integration efforts. Our product offering and existing relationships, coupled with our global footprint, provide us with a unique opportunity to further penetrate international markets, which we expect to be a key driver of future revenue and earnings growth,” said Tellock.

Crane Segment Results
Second-quarter 2010 net sales in the Crane segment were $451.6 million, down 31 percent from $652.3 million in the second quarter of 2009. Second-quarter 2010 sales were up 23 percent from first-quarter 2010 sales of $366.8 million.

Crane segment operating earnings for the second quarter of 2010 decreased to $38.6 million from $49.5 million in the same period last year. Operating earnings were up $34.1 million from the first quarter of 2010, due primarily to higher volumes, product mix, and favorable receivable collection activity. This resulted in Crane segment operating margins of 8.6 percent for the second quarter of 2010, up from 7.6 percent in the same period in 2009, and up from 1.2 percent in the first quarter of 2010.

Crane segment backlog totaled $531 million as of June 30, 2010, a decrease of 13.4 percent from the $613 million backlog at March 31, 2010. The decrease in backlog during the second quarter was due to higher shipment activity, currency impact, and a sizable order removed from backlog due to persistent financing challenges in the current credit markets.

Tellock continued, “The second-quarter Crane segment results illustrate the continuing challenges of the current economic environment in which we operate. However, our focus on operational improvements and execution drove a notable improvement in operating margins during the quarter, which helped offset the weakness in global demand. Similar to prior quarters, emerging markets such as Asia, Latin America, and the Middle East demonstrated positive signs of improvement, while demand in the developed economies of North America and Europe continues to be weak. While we have seen modest improvements in utilization rates and significant reductions in dealer inventories in developed markets, rental rates continue to be soft.  Nevertheless, we remain focused on executing on the opportunities we see in emerging markets that we anticipate will drive both near- and intermediate-term results for our Crane business.”

Cash Flow/Debt Reduction
Cash flow provided by operations in the second quarter of 2010 was $83.0 million. Second-quarter operating cash flow compared to prior periods was impacted by a change in the structure of the company’s accounts receivable securitization facility. As a result, the company was able to classify year-to-date cash inflows from this facility as an operating activity instead of a financing activity as in the first quarter.  This new accounting guidance did not require the company to restate 2009 cash flow results and therefore year-to-date cash flows in both periods are now comparable. Year-to-date cash from operations in 2010 was $12.9 million versus negative $17.9 million for the same period in 2009.

2010 Guidance
Given second-quarter results that were in-line with the company’s expectations, the company is reaffirming its full-year guidance for 2010.

For the full-year 2010, the company expects:

•      Foodservice segment revenues to improve modestly over 2009 results;

•      Full-year Foodservice segment operating margins should exceed those of 2009;

•      Year-over-year declines in Crane segment revenues to be significantly lower than the decline experienced in 2009;

•      Crane segment revenues in the second half of 2010 to be higher than the second half of 2009; and,

•      Full-year Crane segment operating margins to be above the 3.5 percent trough margins that were experienced in 2003.

In addition, the company expects capital expenditures of approximately $50 million, depreciation and amortization of approximately $140 million and debt reduction of $200 million for full-year 2010.

Adjusted EBITDA
The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2010 was $342 million. The reconciliation of earnings from continuing operations to Adjusted EBITDA is as follows (in millions):

Loss from continuing operations	$(41)
Interest expense and amortization of deferred financing fees	203
Income taxes	(1)
Depreciation and amortization	135
Restructuring charges	15
Costs due to early extinguishment of debt	24
Other	7
Adjusted EBITDA	$342

GAAP Reconciliation
In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

The Manitowoc Company, Inc.

Regulation G

Three and Six Months Ended June 30, 2010 and 2009

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
Net earnings (loss) attributable to Manitowoc	$14.1	$(12.3)	$(9.1)	$(668.1)
Special items, net of tax:
Loss from discontinued operations	0.3	3.0	0.6	31.4
Loss on sale of discontinued operations	—	23.2	—	23.1
Intangible Asset Impairment - discontinued operations	—	—	—	28.8
Intangible Asset Impairment - continuing operations	—	—	—	647.1
Restructuring expense	1.3	14.0	1.7	16.8
Other	—	2.0	—	3.0
Net earnings before special items	$15.7	$29.9	$(6.8)	$82.1

Diluted earnings (loss) per share	$0.11	$(0.09)	$(0.07)	$(5.13)
Special items, net of tax:
Loss from discontinued operations	0.00	0.02	0.00	0.24
Loss on sale of discontinued operations	—	0.18	—	0.18
Intangible Asset Impairment - discontinued operations	—	—	—	0.22
Intangible Asset Impairment - continuing operations	—	—	—	4.97
Restructuring expense	0.01	0.11	0.01	0.13
Other	—	0.02	—	0.02
Diluted earnings per share before special items	$0.12	$0.23	$(0.05)	$0.63

Investor Conference Call

On July 28 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its second-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 23 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to generate cash consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage resulting from acquisitions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes for demand for used lifting equipment and foodservice equipment;

•                  our ability to further penetrate emerging markets and international markets;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  unanticipated growth in the specialty foodservice market;

•                  the future strength of the beverage industry;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•                  in connection with the now-completed acquisition of Enodis: the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

For more information:
Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2010 and 2009

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net sales	$876.5	$1,034.8	$1,598.5	$2,062.3
Cost of sales	663.5	798.0	1,213.4	1,620.5
Gross profit	213.0	236.8	385.1	441.8
Engineering, selling and administrative expenses	129.4	153.3	258.8	287.3
Asset impairments	—	—	—	700.0
Restructuring expense	1.3	21.5	1.7	25.9
Integration expense	—	2.0	—	3.5
Amortization expense	10.0	8.4	19.8	16.7
Operating earnings (loss)	72.3	51.6	104.8	(591.6)
Amortization of deferred financing fees	(5.2)	(6.6)	(12.1)	(14.7)
Interest expense	(43.2)	(41.0)	(83.8)	(81.4)
Loss on debt extinguishment	—	(1.1)	(15.7)	(1.1)
Other income - net	(5.6)	4.1	(11.8)	6.3
Earnings (loss) from continuing operations before taxes on income	18.3	7.0	(18.6)	(682.5)
Provision (benefit) for taxes on income	4.7	(6.2)	(8.9)	(67.2)
Earnings (loss) from continuing operations	13.6	13.2	(9.7)	(615.3)
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	(3.0)	(0.6)	(31.4)
Loss on sale of discontinued operations, net of income taxes	—	(23.2)	—	(23.1)
Net earnings (loss)	13.3	(13.0)	(10.3)	(669.8)
Less net loss attributable to noncontrolling interests	(0.8)	(0.7)	(1.2)	(1.7)
Net earnings (loss) attributable to Manitowoc	14.1	(12.3)	(9.1)	(668.1)
Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	14.4	13.9	(8.5)	(613.6)
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	(3.0)	(0.6)	(31.4)
Loss on sale of discontinued operations, net of income taxes	—	(23.2)	—	(23.1)
Net earnings (loss) attributable to Manitowoc	14.1	(12.3)	(9.1)	(668.1)
DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.11	$0.11	$(0.07)	$(4.71)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	(0.02)	(0.00)	(0.24)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.18)	—	(0.18)
DILUTED EARNINGS (LOSS) PER SHARE	$0.11	$(0.09)	$(0.07)	$(5.13)
AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,574,043	130,163,718	130,535,386	130,161,564
Average Shares Outstanding - Diluted	132,609,138	130,163,718	130,535,386	130,161,564

SEGMENT SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net sales from continuing operations:
Cranes and related products	$451.6	$652.3	$818.5	$1,325.2
Foodservice equipment	424.9	382.5	780.0	737.1
Total	$876.5	$1,034.8	$1,598.5	$2,062.3
Operating earnings (loss) from continuing operations:
Cranes and related products	$38.6	$49.5	$43.1	$106.0
Foodservice equipment	56.9	46.4	104.4	73.9
General corporate expense	(11.9)	(12.4)	(21.2)	(25.4)
Asset impairments	—	—	—	(700.0)
Restructuring expense	(1.3)	(21.5)	(1.7)	(25.9)
Integration expense	—	(2.0)	—	(3.5)
Amortization	(10.0)	(8.4)	(19.8)	(16.7)
Total	$72.3	$51.6	$104.8	$(591.6)

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2010 and 2009

(In millions)

BALANCE SHEET

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and temporary investments	$117.6	$108.4
Restricted cash	9.3	6.5
Accounts receivable - net	376.1	323.2
Inventories - net	640.1	595.5
Deferred income taxes	143.4	142.0
Other current assets	71.8	84.3
Total current assets	1,358.3	1,259.9
Property, plant and equipment - net	600.0	673.7
Intangible assets - net	2,164.6	2,204.2
Other long-term assets	117.9	140.9
TOTAL ASSETS	$4,240.8	$4,278.7

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$842.3	$801.6
Short-term borrowings	144.2	144.9
Customer advances	58.7	71.2
Product warranties	88.2	96.5
Product liabilities	26.6	28.0
Total current liabilities	1,160.0	1,142.2

Long-term debt	2,062.8	2,027.5
Other non-current liabilities	507.3	501.9
Stockholders’ equity	510.7	607.1
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,240.8	$4,278.7

CASH FLOW SUMMARY

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2010	2009	2010	2009
Net earnings (loss) attributable to Manitowoc	$14.1	$(12.3)	$(9.1)	$(668.1)
Non-cash adjustments	40.5	79.2	98.9	798.2
Changes in operating assets and liabilities	28.7	(47.5)	(76.2)	(134.3)
Net cash provided from (used for) operating activities of continuing operations	83.3	19.4	13.6	(4.2)
Net cash provided from (used for) operating activities of discontinued operations	(0.3)	(3.1)	(0.7)	(13.7)
Net cash provided from (used for) operating activities	83.0	16.3	12.9	(17.9)
Business acquisitions, net of cash acquired	—	—	(4.8)	—
Capital expenditures	(7.8)	(22.3)	(16.3)	(44.3)
Restricted cash	(3.1)	—	(3.0)	(0.1)
Proceeds from sale of business	—	148.8	—	148.8
Proceeds from sale of fixed assets	5.9	1.0	11.8	1.9
Payments on borrowings - net	4.8	(152.3)	27.3	(113.0)
Payments on receivable financing - net	(1.7)	(8.6)	(3.3)	(7.3)
Proceeds from securitization financing	38.0	—	101.0	—
Payments on securitization financing	(101.0)	—	(101.0)	—
Dividends paid	—	(2.6)	—	(5.2)
Stock options exercised	—	(0.8)	0.4	(0.8)
Debt issuance costs	(0.5)	(17.0)	(11.3)	(17.0)
Effect of exchange rate changes on cash	(1.8)	3.4	(4.5)	1.8
Net increase (decrease) in cash & temporary investments	$15.8	$(34.1)	$9.2	$(53.1)